As filed with the Securities and
Exchange Commission on July 28, 2000                       Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                               PIVOTAL CORPORATION
    ------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


    British Columbia, Canada                           Not Applicable
-------------------------------              ----------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

                            300 - 224 West Esplanade
               North Vancouver, British Columbia, Canada, V7M 3M6
    ------------------------------------------------------------------------
                    (Address of Principal Executive Offices)

         Simba Technologies Inc. Incentive Stock Option Plan, as amended
    ------------------------------------------------------------------------
                            (Full Title of the Plans)

                              CT Corporation System
                                  1633 Broadway
                            New York, New York 10019
    ------------------------------------------------------------------------
                        (Name and Address of Agent For Service)

                                     (212) 664-1666
    ------------------------------------------------------------------------
             (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================================
                                                                Proposed Maximum        Proposed Maximum
     Title of Each Class of               Amount to            Offering Price Per      Aggregate Offering         Amount of
 Securities to be Registered (1)        be Registered                 Share                   Price           Registration Fee
---------------------------------------------------------------------------------------------------------------------------------
Common Shares subject to                300,000 shares            US$21.27 (2)            US$6,381,000            US$1,685
outstanding options
---------------------------------------------------------------------------------------------------------------------------------

(1) Common Shares, without par value, offered by the Company pursuant to the Plans described herein.
(2) Based on the average exercise price of options granted under the Simba Technologies Inc. Incentive Stock Option Plan outstanding as of the date of the filing of this registration statement.
================================================================================

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed with the Commission, are incorporated herein by reference:

     1. The Registrant's prospectus filed with the Commission on August 5, 1999 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act").
     2. All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the latest prospectus filed pursuant to Rule 424(b) under the Securities Act incorporated by reference herein pursuant to (1) above.
     3. The description of the Registrant's securities contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on July 28, 1999 under Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

None.

Item 6.  Indemnification of Directors and Officers.

     Under the British Columbia Company Act, the Registrant may, if it obtains court approval, indemnify its directors and officers and former directors and officers and current and former directors and officers of its subsidiaries against costs and expenses, including amounts paid to settle an action or satisfy a judgment in a civil, criminal or administrative action or proceeding to which they are made parties because they have been directors or officers, including an action brought by the Registrant. Indemnification of a director or officer under the British Columbia Company Act is possible only if it is shown that the director or officer acted honestly and in good faith with a view to the Registrant's best interests, and in the case of a criminal or administrative action or proceeding the director or officer had reasonable grounds for believing that his conduct was lawful.

     The Registrant's articles require it, if it obtains court approval, to indemnify its current and former directors. Under the Registrant's articles it may, if it obtains court approval, indemnify its subsidiaries' current and former directors and its and its subsidiaries' current and former officers, employees and agents. The Registrant's articles also provide that, to the fullest extent permitted by the British Columbia Act:

     o    the rights conferred in the articles are not exclusive; and
     o the Registrant is authorized to purchase and maintain insurance on behalf of its and its subsidiaries' current and past directors, officers, employees and agents against any liability incurred by them in their duties.

     The Registrant has entered into indemnity agreements with each of its directors and officers and the directors and officers of its subsidiaries. The indemnity agreements call for the Registrant to indemnify the director or officer against all liabilities in connection with any claim arising out of the individual's status or service as a director or officer of the Registrant, or its subsidiaries, other than liabilities arising from gross negligence or willful misconduct. These agreements also call for the Registrant to advance expenses incurred by the individual in connection with any action with respect to which the individual may be entitled to indemnification by the Registrant.

     The British Columbia Company Act currently requires the Registrant to obtain the approval of a court before it indemnifies directors or officers. The British Columbia legislature has passed legislation to remove this requirement. The exact timing of the enactment of this legislation is unknown, but it is anticipated that it will not be enacted until some time in 2001.

     Currently, there is no pending litigation or proceeding involving a current or past director, officer or employee regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

     The Registrant maintains directors and officers liability insurance with an annual aggregate coverage limit of Cdn.$5 million.

     Insofar as indemnification for liabilities arising under the U.S. Securities Act may be permitted for directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed.

Not Applicable.

Item 8.  Exhibits.

Exhibit Number       Exhibit
--------------       -------
     4.1             Simba Technologies Inc. Incentive Stock Option Plan,
                        as amended
     5.1             Opinion of Borden Ladner Gervais LLP
    23.1             Consent of Deloitte & Touche LLP, Independent Auditors
    23.2             Consent of KPMG, LLP, Chartered Accountants
    23.3             Consent of Borden Ladner Gervais LLP
                        (Included in Exhibit 5.1)
    24.1             Powers of Attorney (included on the signature pages to
                        the Registration Statement)

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represents no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

          (2) That for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Vancouver, British Columbia, Canada, on June 30, 2000.

                                  PIVOTAL CORPORATION
                                  (Registrant)

                                  By: /s/ NORMAN B. FRANCIS
                                      ------------------------------------------
                                      Norman B. Francis
                                      (President and Chief Executive Officer)

                               POWERS OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Norman B. Francis and Vincent D. Mifsud, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fact and agents of them or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

       Signature                           Title                        Date
       ---------                           -----                        ----


/s/ NORMAN B. FRANCIS              President, Chief Executive      June 30, 2000
----------------------------       Officer and Director
Norman B. Francis


/s/ VINCENT D. MIFSUD              Chief Financial Officer and     June 30, 2000
----------------------------       Vice President, Operations
Vincent D. Mifsud


/s/ KEITH R. WALES                 Chief Technical Officer         June 30, 2000
----------------------------       and Director
Keith R. Wales


/s/ JEREMY A. JAECH                Director                        June 30, 2000
----------------------------
Jeremy A. Jaech


/s/ DOUGLAS J. MACKENZIE           Director                        June 30, 2000
----------------------------
Douglas J. MacKenzie


/s/ ROBERT J. LOUIS                Director                        June 30, 2000
----------------------------
Robert J. Louis


/s/ DONALD A. MATTRICK             Director                        June 30, 2000
----------------------------
Donald A. Mattrick

                            AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement solely in the capacity of the duly authorized representative of Pivotal Corporation in the United States on June 30, 2000.

                                  PIVOTAL CORPORATION, a Washington corporation


                                  By: /s/ NORMAN B. FRANCIS
                                      ------------------------------------------
                                      Norman B. Francis
                                      (President and Chief Executive Officer)

                                 EXHIBIT INDEX

Exhibit
Number         Exhibit                                                     Page
------         -------                                                     ----


 4.1           Simba Technologies Inc. Incentive Stock Option Plan,
                 as amended

 5.1           Opinion of Borden Ladner Gervais LLP

23.1           Consent of Deloitte & Touche LLP, Independent Auditors

23.2           Consent of KPMG, LLP, Chartered Accountants

23.3           Consent of Borden Ladner Gervais LLP
                 (Included in Exhibit 5.1)

24.1           Powers of Attorney (included on the signature
                 pages to the Registration Statement)